Exhibit 4.1
FIRST SUPPLEMENTAL INDENTURE
By and Among
POLYMER HOLDINGS LLC
POLYMER HOLDINGS CAPITAL CORPORATION
and
WELLS FARGO BANK, N.A.
Dated as of
May 9, 2006
A SUPPLEMENTAL INDENTURE
REGARDING
12.000% SENIOR DISCOUNT NOTES DUE 2014

FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE dated as of May 9, 2006, among POLYMER HOLDINGS LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (hereinafter called “Holdings”) and POLYMER HOLDINGS CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called “Co-Issuer,” and, together with Holdings, the “Issuers”), and WELLS FARGO BANK, N.A., as trustee (the “Trustee”);
     Whereas, the Issuers have heretofore executed and delivered to the Trustee an indenture dated as of November 2, 2004 (hereinafter called the “Original Indenture”) to provide for the issuance of its 12.000% Senior Discount Notes due 2014 (hereinafter called the “Notes”); and
     WHEREAS, Section 9.02 of the Original Indenture provides, among other things, that, with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, the Issuers and the Trustee may enter into indentures supplemental to the Original Indenture for the purpose of amending any provision of the Original Indenture or the Notes (other than as provided in Section 9.02(d) of the Original Indenture); and
     WHEREAS, the Issuers desire to amend and delete certain provisions to the Original Indenture; and
     WHEREAS, all action on the part of the Issuers necessary to authorize their execution, delivery and performance of the Original Indenture, as further supplemented by this First Supplemental Indenture, has been duly taken; and
     WHEREAS, the Issuers have solicited the consent of the Holders of the Notes to certain amendments to the Indenture (the “Amendments”) pursuant to that certain Offer to Purchase and Consent Solicitation Statement dated April 24, 2006 (the “Offer to Purchase”); and
     WHEREAS, Holders of at least a majority in aggregate principal amount at maturity of the Notes have consented to the Amendments and instruments evidencing such consent have been delivered to the Trustee; and
     WHEREAS, the Issuers desire and have requested the Trustee to join in the execution and delivery of this First Supplemental Indenture for the purpose of amending the Original Indenture.
     NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, it is mutually covenanted and agreed for the equal and ratable benefit of all Holders of the Notes as follows, effective upon execution hereof by the Trustee:
ARTICLE ONE
DEFINITION
     Section 1.1 Definition. When used herein, “Tender Offer Completion Event” shall mean such time as each of the following events shall have occurred: (i) the Issuers shall have accepted for payment all Notes validly tendered and not validly withdrawn in accordance with the terms and conditions set forth in the Issuers’ Offer to Purchase and the Consent and Letter of Transmittal dated April 24, 2006 and (ii) each holder of the Notes that has tendered its Notes pursuant to the tender offer shall have received payment for any Notes accepted pursuant to the tender offer.

ARTICLE TWO
AMENDMENTS TO ORIGINAL INDENTURE
     Section 2.1 Deleted Definitions. Upon the occurrence of the Tender Offer Completion Event, Section 1.01 of the Original Indenture shall be amended by deleting the definition of each term that is used in the Original Indenture only in the Sections or Subsections thereof that are deleted or revised pursuant to Section 2.2. hereof.
     Section 2.2 Amended Provisions. Upon the occurrence of the Tender Offer Completion Event, the text of each of the following Sections or Subsections of the Original Indenture shall be amended as follows:
     (1) Section 3.09 of Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 3.09 Intentionally omitted.”
     (2) Section 4.03 of the Indenture is hereby amended to state, in its entirety, the following:
     “SECTION 4.03. Reports.
     Holdings shall comply with TIA Section 314(a).”
     (3) Section 4.04 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.04 Intentionally omitted.”
     (4) Section 4.05 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.05 Intentionally omitted.”
     (5) Section 4.06 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.06 Intentionally omitted.”
     (6) Section 4.07 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.7 Intentionally omitted.”
     (7) Section 4.08 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.8 Intentionally omitted.”
     (8) Section 4.09 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.9 Intentionally omitted.”
     (9) Section 4.10 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.10 Intentionally omitted.”
     (10) Section 4.11 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.11 Intentionally omitted.”
     (11) Section 4.12 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.12 Intentionally omitted.”
     (12) Section 4.13 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.13 Intentionally omitted.”
     (13) Section 4.14 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.14 Intentionally omitted.”
     (14) Section 4.15 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.15 Intentionally omitted.”

     (15) Section 4.16 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.16 Intentionally omitted.”
     (16) Section 4.17 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.17 Intentionally omitted.”
     (17) Section 4.18 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.18 Intentionally omitted.”
     (18) Section 4.19 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.19 Intentionally omitted.”
     (19) Section 4.20 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 4.20 Intentionally omitted.”
     (20) Section 5.01 of the Indenture is hereby amended to delete the text in Subsection 5.01(a)(4) and to replace the text of such Subsection with the text “Intentionally omitted,” and to delete the word “Restricted” in Subsections 5.01(a) and 5.01(b)(2) and replace such word with the words “wholly-owned.”
     (21) Section 5.02 of the Indenture is hereby amended to delete the word “Restricted” in Section 5.02 and replace such word with the words “wholly-owned.”
     (22) Section 6.01 of the Indenture is hereby amended to delete the text in Subsections 6.01(4), 6.01(5), 6.01(6) and 6.01(7) and to replace the text of each such Subsection with the text “Intentionally omitted”; to delete the word “Restricted” in Subsection 6.01(3) and replace such word with the words “wholly-owned”; to delete the text in Subsection 6.01(8) and replace the text of such Subsections with the following:
     “Holdings:
(A) commences a voluntary case,
(B) consents to the entry of an order for relief against it in an involuntary case,
(C) consents to the appointment of a custodian of it or for all or substantially all of its property,
(D) makes a general assignment for the benefit of its creditors, or
(E) generally is not paying its debts as they become due”;
and to delete the text of Subsection 6.01(9) and replace the text of such Subsection with the following:
     “a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against Holdings in an involuntary case;
(B) appoints a custodian of Holdings for all or substantially all of the property of Holdings; or
(C) orders the liquidation of Holdings;
     and the order or decree remains unstayed and in effect for 60 consecutive days.”
     (23) Section 8.04 of the Indenture is hereby amended to delete the text in Subsection 8.04(3) and to replace the text of such Subsection with the text “Intentionally omitted.”

     (24) Section 10.01 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 10.01 Intentionally omitted.”
     (25) Section 10.02 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 10.02 Intentionally omitted.”
     (26) Section 10.03 of the Indenture is hereby eliminated in its entirety and replaced with the words: “SECTION 10.03 Intentionally omitted.”
     (27) Section 10.04 of the Indenture is hereby amended to state, in its entirety, the following:
     “SECTION 10.04. Releases.
     All Subsidiary Guarantees existing as of April 24, 2006 shall be unconditionally released as of such date.”
ARTICLE THREE
MISCELLANEOUS PROVISIONS
     Section 3.1 Execution as Supplemental Indenture. This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof. Except as herein expressly otherwise defined, the use of the terms and expressions herein is in accordance with the definitions, uses and constructions contained in the Original Indenture.
     Section 3.2 Responsibility for Recitals, etc. The recitals herein shall be taken as the statements of the Issuers, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.
     Section 3.3 Provisions Binding on Issuers’ Successors. All of the covenants, stipulations, promises and agreements made in this First Supplemental Indenture by the Issuers shall bind its successors and assigns whether so expressed or not.
     Section 3.4 Governing Law. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and, for all purposes, shall be construed in accordance with the laws of said State.
     Section 3.5 Execution and Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 3.6 Trust Indenture Act to Control. If and to the extent that any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision included in the Original Indenture or in this First Supplemental Indenture which is required to be included in or is or is deemed to be applicable to this First Supplemental Indenture by any of Sections 310 to 317, inclusive, of TIA, such required or other applicable provision shall control.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

POLYMER HOLDINGS LLC
By:	/s/ Raymond K. Guba
	Name:	Raymond K. Guba
	Title:	Vice President and Chief Financial Officer

POLYMER HOLDINGS CAPITAL CORPORATION
By:	/s/ Raymond K. Guba
	Name:	Raymond K. Guba
	Title:	Vice President and Chief Financial Officer

WELLS FARGO BANK, N.A., Trustee
By:	/s/ Joseph P. O'Donnell
	Name:	Joseph P. O'Donnell
	Title:	Vice President